Exhibit 21.1

                         Subsidiaries of the Registrant
                         --------------------------------


                                                                       State of
Name of Subsidiary                                          Incorporation or Organization
--------------------                                        -----------------------------

Tower Realty Operating Partnership, L.P.                    Delaware
Tower Equities Management, Inc.                             Delaware
286 Madison, L.P.                                           New York
290 Madison, L.P.                                           New York
292 Madison, L.P.                                           New York
810 7th Avenue GP LLC                                       Delaware
810 7th Avenue L.P.                                         New York
2800 Associates, L.P.                                       Delaware
2800 GP LLC                                                 Delaware
2800 I LLC                                                  Delaware
5750 Associates, L.P.                                       Delaware
Black Canyon Loop Company, L.L.C.                            Arizona
Corporate Center Associates, L.P.                           Delaware
Corporate Tower Center, GP LLC                              Delaware
East Broadway 5151, L.P.                                    Delaware
Magnolia Associates, L.P.                                    Florida
Maitland Associates, Ltd.                                    Florida
Maitland West Associates Limited Partnership                 Florida
Mineola UPREIT, LLC                                         Delaware
Tower Madison GP LLC                                        Delaware
Tower Mineola, L.P.                                         Delaware
Tower Orlando GP LLC                                        Delaware
Tower QRS No. 1 Corp.                                       Delaware
Tower QRS No. 3 Corp.                                       Delaware
Tower QRS No. 4 Corp.                                       Delaware
Tower QRS No. 5 Corp.                                       Delaware
Tower 45 GP LLC                                             Delaware